                                 SCHEDULE 14A
                                (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant /X/
    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    /X/ Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

             Capital Realty Investors Tax Exempt Fund Limited Partnership and Capital Realty Investors Tax Exempt Fund III Limited Partnership
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                       Dominium Tax Exempt Fund L.L.P.
--------------------------------------------------------------------------------
              (Name of Person(s) Filing Proxy Statement,
                   if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.

     1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:


        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     5) Total fee paid:

        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.

/X/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
        $32,461
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        Schedule 14A
        ------------------------------------------------------------------------
     3) Filing Party:
        Capital Realty Investors Tax Exempt Fund Limited Partnership and
        Capital Realty Investors Tax Exempt Fund III Limited Partnership
        ------------------------------------------------------------------------
     4) Date Filed:
        March 18, 1996 and September 3, 1996
        ------------------------------------------------------------------------

                         DOMINIUM TAX EXEMPT FUND L.L.P.
                                2915 Niagra Lane
                               Plymouth, MN  55447


                                                              September 27, 1996


Dear Fellow BAC Holders:

You may have recently received proxy materials from Capital Realty Investors Tax Exempt Fund Limited Partnership and Capital Realty Investors Tax Exempt Fund III Limited Partnership in connection with their proposed merger with two separate entities affiliated with Capital Apartment Properties, Inc. ("CAPREIT"). We urge you not to take ANY action until you have received and carefully considered the recommendations we will be sending you shortly.

We are an established real estate company which feels that the proposed merger as currently structured does not maximize BAC Holder value. In order to do so, we believe an open, fair and competitive environment needs to exist. We would like to participate in such a process and provide alternatives which we believe can deliver greater value to all.

WE BELIEVE THAT YOU SHOULD CAREFULLY REVIEW EACH GENERAL PARTNER'S CONCLUSION THAT THE MERGER IS FAIR AND IN THE BEST INTERESTS OF THE BAC HOLDERS. WE BELIEVE THAT YOU SHOULD CONCLUDE AFTER CAREFUL REVIEW OF THE FACTS, AS WE HAVE,
THAT:

                        THE CAPREIT DEAL IS NOT FOR YOU!

CONSIDER THE FOLLOWING:

*  The General Partners have significant conflicts of interest.

* The General Partners have not acted in a manner consistent with maximizing BAC Holder value. We believe the price you are being offered is inadequate.

* The structure of the proposed merger does not allow the BAC Holders to take any advantage of improvements in the properties' ability to generate tax exempt income. Further, any appreciation in the value of the properties runs solely to the benefit of CAPREIT or affiliates of the General Partners.

* The General Partners have not provided you with the information necessary for you to determine whether this is a good deal for all.

WE BELIEVE THERE ARE ALTERNATIVES WHICH ARE SUPERIOR TO THE PROPOSED MERGER AND WE WILL SHORTLY BE SENDING YOU ADDITIONAL MATERIALS WHICH WILL DETAIL THESE ALTERNATIVES. IN THE INTERIM, WE STRONGLY URGE YOU NOT TO SIGN OR RETURN ANY WHITE PROXY CARDS UNTIL YOU HAVE THE OPPORTUNITY TO REVIEW AND CAREFULLY CONSIDER OUR MATERIALS.

If you have any questions, please contact our proxy solicitor, Georgeson & Company Inc. at 1-800-223-2084.

Sincerely,



Dominium Tax Exempt Fund L.L.P.

                                    GEORGESON
                                 & COMPANY INC.
                                     (logo)
                                Wall Street Plaza
                               New York, NY 10005
                                  212-440-9800
                                  212-440-9009 FAX


From:  Dominium Tax Exempt Fund L.L.P.  For Release:   IMMEDIATELY
       2915 Niagara Lane
       Minneapolis, MN  55447           Contact:  Art Crozier
                                                  Georgeson & Company Inc.
                                                  (212) 440-9861



                         DOMINIUM TAX EXEMPT FUND L.L.P.
              TO SOLICIT PROXIES TO DEFEAT MERGER AT CAPITAL REALTY
                            INVESTORS TAX EXEMPT FUND


     Minneapolis, Minnesota, October 1, 1996...Dominium Tax Exempt Fund L.L.P. announced today that it has filed preliminary proxy materials with the Securities and Exchange Commission in connection with its efforts to block the proposed acquisition of Capital Realty Investors Tax Exempt Fund Limited Partnership, Series I and Series II (CRA, CRB: ASE) and Capital Realty Investors Tax Exempt Fund III Limited Partnership (CRL: ASE) by affiliates of Capital Apartment Properties, Inc. (CAPREIT).

     Dominium, through its affiliated companies, is the largest privately held real estate development and property management company in the Upper Midwest. Dominium intends to urge holders of the voting securities, or beneficial assignee certificates, to vote against the transaction at the meeting scheduled for October 29, 1996. Dominium's preliminary proxy materials attack the general partners of the funds for not acting to maximize value for the security holders.

     Jack Safar of Dominium commented: "We do not believe that the proposed transaction gives the highest possible value to these securities holders and it should be defeated. The holders will only receive the true value of their investment through an open, fair and competitive process, a process which the general partners have vigorously resisted."

     Capital Realty Investors Tax Exempt Fund Limited Partnership and Capital Realty Investors Tax Exempt Fund III Limited Partnership were originally formed to acquire tax-exempt municipal revenue bonds used to finance multifamily housing units, the largest concentration of which are located in Minnesota. Interests in the limited partnerships were then sold by the funds to the public, raising approximately $260 million. CAPREIT's offer provides the security holders with approximately $160 million, a price which Dominium believes is grossly inadequate.

     Dominium, through its affiliated companies, owns or manages approximately 14,000 multi-housing units across the country and has 25 years experience in real estate development and property management. In addition to its Minneapolis headquarters, Dominium has offices in Milwaukee, Chicago, Atlanta and Miami.
The partners of Dominium and participants in the proxy solicitation in opposition to the transaction are David L. Brierton, Jack W. Safar, Paul R. Sween and Armand E. Brachman. Dominium owns 100 beneficial assignee certificates of each series of the funds.